UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2026

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 5, 2026, Core Scientific, Inc., a Delaware corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) with Polar Merger Sub, LLC, a Nevada limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Polaris DS LLC, a Nevada limited liability company (the “Target”), Top Access Enterprises Limited, a company organized under the laws of Hong Kong and sole owner of the Target (“Seller”), and solely for the purposes of Article XI (and Article I and Article VII to the extent relating thereto) of the Merger Agreement, Altair LLC, an Oklahoma limited liability company (“Parent Sub”), pursuant to which at the effective time of the statutory merger contemplated thereby, Merger Sub will merge with and into the Target (the “Acquisition”), with the Target surviving as a wholly owned subsidiary of the Company.
At the time of closing of the Acquisition, the Target’s material assets and contracts will consist solely of approximately 40 acres of land (the “Premises”) adjacent to the Company’s existing Muskogee, Oklahoma data center operations, the electrical substation situated on the Premises, certain electrical service agreements with Oklahoma Gas and Electric Company (the “ESAs”) providing for up to 440 megawatts of continuous electricity to the Premises and other utility contracts servicing the Premises. Prior to the closing of the Acquisition, the Target will undergo a reorganization pursuant to which its operating business, including customer and supplier contracts, tangible assets, intellectual property, employees and associated liabilities, will be transferred to Parent Sub and its affiliates (the “Pre-Closing Reorganization”), such that the Company will not acquire such business in the Acquisition. In connection with the closing of the Acquisition, the Company has agreed that the Target will lease certain portions of the Premises to Parent Sub for nominal consideration until no later than June 30, 2028, while Parent Sub completes a tiered winddown of the existing operations on the site. Parent Sub will be responsible for the payment of its utility costs, including electricity costs, and expenses during the lease term.
The aggregate purchase price for the Acquisition (the “Purchase Price”) is approximately $421 million in cash, subject to certain customary purchase price adjustments set forth in the Merger Agreement, and will be increased by an additional $40 million in cash in the event that an additional 40 megawatts of firm electric capacity becomes available to the Target prior to December 31, 2026 in accordance with the terms of the Merger Agreement. A portion of the Purchase Price will be withheld from the closing payment and deposited in escrow to secure the indemnification obligations of Seller and Parent Sub under the Merger Agreement.
In connection with the Acquisition, the Company has deposited $120 million in cash (the “Deposit”) into an interest bearing escrow account with Citibank, N.A., as escrow agent, pursuant to an escrow agreement by and among the Company, Seller, and Citibank, N.A. The Deposit will be credited against the Purchase Price at the closing of the Acquisition. In the event that the Merger Agreement is terminated prior to the consummation of the Acquisition, the Deposit will be returned to the Company unless such termination arose in connection with certain uncured material breaches of the Merger Agreement by the Company, in which case the Deposit will be paid to Seller as liquidated damages. In addition, if the Merger Agreement is terminated at the outside date of the Merger Agreement or by mutual agreement of the parties in certain circumstances specified in the Merger Agreement, the Company will be required to pay $5 million of the Deposit to Seller as liquidated damages, with the balance of the Deposit returned to the Company.
The obligations of the parties to consummate the Acquisition are subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the continued effectiveness of the ESAs, the consummation of the Pre-Closing Reorganization and the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. In addition, the obligation of the Company and Merger Sub to consummate the Acquisition is conditioned upon, among other things, the accuracy of the representations and warranties of the Target and Seller contained in the Merger Agreement (subject to certain materiality exceptions), material compliance by the Target and Seller with its covenants under the Merger Agreement and other closing conditions. The Acquisition is expected to close by early in the third quarter of 2026, subject to the satisfaction or waiver of the closing conditions.
The Merger Agreement contains representations, warranties and covenants of the Company, Merger Sub, the Target and Seller that are customary for a transaction of this nature. The Merger Agreement also contains customary indemnification provisions whereby the parties will indemnify each other for certain breaches of, or inaccuracies in, the other party’s representations, warranties and covenants in the Merger Agreement and Seller and Parent Sub will indemnify the Company for certain damages arising out of pre-closing taxes of the Target, liabilities arising out of the Pre-Closing Reorganization or the business transferred in connection therewith and certain other matters, in each case subject to certain caps and other limitations. To support such indemnification obligations, the Company will have recourse to the indemnity escrow and, in certain cases, directly against Seller and Parent Sub. The Merger Agreement also provides customary termination rights for the Company and Seller. Seller, the sole owner of the Target, has approved the Merger Agreement and the transactions contemplated thereby in accordance with applicable law and the Target’s organizational documents.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Target or Seller. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by Seller and the Target to the Company in connection with the signing of the Merger Agreement. This confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Seller rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about the Company, the Target or Seller. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 7.01 Regulation FD Disclosure
On May 6, 2026, the Company issued a press release relating to the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.
Special Note Regarding Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the anticipated timing of the consummation of the Acquisition. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include, among other things, our ability to successfully integrate the Target’s assets; our ability to implement our plans, forecasts and other expectations with respect to the Target’s assets; our ability to realize the anticipated benefits of the Acquisition, including the possibility that the expected benefits from the Acquisition will not be realized or will not be realized within the expected time period; our ability to consummate the transaction pursuant to the terms and in accordance with the timing described in this Current Report on Form 8-K; disruption from the Acquisition making it more difficult to maintain business and operational relationships; the negative effects of the consummation of the Acquisition on the market price of our common stock or on our operating results; and unknown liabilities. These risks, assumptions and uncertainties also include those described in Part I. Item 1A. — “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.
There may be additional risks that the Company could not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release and should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.
Item 9.01    Financial Statement and Exhibits
(d) Exhibits:

Exhibit No.	Description
2.1*#
Agreement and Plan of Merger, dated as of May 5, 2026, by and among Core Scientific, Inc., Polar Merger Sub, LLC, Top Access Enterprises Limited, Polaris DS LLC, and solely for the purposes of Article XI (and Article I and Article VII to the extent relating thereto), Altair LLC.

99.1	Press release, dated May 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(*) Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

# Pursuant to Item 601(b)(2)(ii) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted because the registrant customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: May 6, 2026

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer